EXHIBIT 21

                  SUBSIDIARIES OF THE REGISTRANT
                  ------------------------------

     The following list sets forth the name of the Registrant and each of its subsidiaries, the states or other jurisdictions under which they are organized, and the percentage ownership of the voting securities of each corporation by its immediate parent.


Name of Corporation and State        Percentage of voting securities
    under which organized              owned by immediate parent
-----------------------------        -------------------------------

F&M Bancorp (MD)                                         --
     Farmers & Mechanics National
       Bank (U.S.)                                      100%
           Key Holdings, Inc. (MD)                      100%
               Monocacy Center Associates L.P. (VA)      60%
           Key Management, Inc (DE)                     100%
           Maryland General Insurance Agency Inc. (MD)  100%
     Home Federal Savings Bank (U.S.)                   100%
            Family Home Insurance Agency, Inc. (MD)     100%
            RLC Associates, Inc. (MD)                   100%
            Ronald Harris Parker Associates, Inc. (MD)  100%
            CLC Associates, Inc. (MD)                   100%
                Keystone General Partnership             80%
            Home Appraisals, Inc. (MD)                  100%
            TJW Associates, Inc. (MD)                   100%
            Galloway Holdings, LLC (NJ.)              30.79%
     DMP, Inc. (MD)                                     100%